EXHIBIT 99.2

2050 Motors Signs MOU To Acquire Part Ownership In Graphene Company

February 15, 2018 09:30 ET | Source: 2050 Motors, Inc.

LAS VEGAS, Feb. 15, 2018 (GLOBE NEWSWIRE) — George Hedrick, President of 2050 Motors, Inc. (US OTC:ETFM), announced today that 2050 Motors has signed a Memorandum of Understanding (MOU) with Graphene Future, Inc., to produce high-grade graphene material for the electric vehicle battery market.

The MOU includes a 20% ownership in Graphene Future, Inc., by 2050 Motors and the exclusive rights to utilize and distribute this graphene product for the next generation electric vehicle battery market worldwide.

1) Mr. Hedrick stated that: In a 2014 Wall Street Daily article titled “The Arms Race for Graphene is Officially On” (https://www.wallstreetdaily.com/2014/05/21/graphene-smartphones/), it states: “While the world’s next super-genius invents a device that will make our smartphones look silly, a quiet war is being waged amidst tech heavyweights like Apple (AAPL), Samsung (SSNLF) and Google (GOOGL).”

“It’s a vicious cutthroat war, too. The battle is over access to a certain wonder material known as ‘graphene’. He who controls graphene rules the tech world.”

The article continues, “What Makes Graphene So Incredible? Graphene is super-conductive [near zero resistance]. It weighs next to nothing. It’s stronger than steel [200 times stronger than steel by weight]. Oh, and it bends, too!”

2) The graphene industry is still in its infancy as evidenced by the persistent high cost of quality graphene product. Graphene is the future material for many high-tech industry products such as anode and cathode production for the next generation of high energy density lithium batteries and supercapacitors. It will be possible to have a 20-minute recharge battery in electric vehicles with highway ranges of up to 500 miles per charge.

3) Mr. Hedrick continues: The present industrial production of graphene requires several chemical processes. These methods have many drawbacks including significant capital investment to build the facilities, they’re expensive to run, utilize huge quantities of very high concentration acids, require stringent safety precautions because of hazardous conditions, and they’re environmentally unfriendly producing huge amounts of toxic chemicals for disposal.

4) Graphene Future developed a one-step industrial process to produce graphene without any hazardous waste products, it’s absolutely safe for its operating personnel, it’s inexpensive to produce and only requires a modest capital investment to build the facilities to create high-quality graphene.

About 2050 Motors, Inc.

2050 Motors, Inc. (http://2050motors.com/about-us.html) is a publicly traded company founded to develop and produce the next generation of clean, lightweight, efficient vehicles and their associated technologies. Some of these technologies include alternative renewable fuels, hybrid electric vehicles, advanced graphene lithium batteries and low-cost carbon fiber vehicles. The Company has been successful in forming long-term relationships and exclusive contracts for a variety of game-changing technologies.

Disclosure Statement

Statements in this press release about our future expectations, including without limitation, the likelihood that 2050 Motors will be able to leverage capital markets to execute its growth strategy, meet US DOT requirements, meet minimum sales expectations, will be successful and profitable in the US market, and will bring significant value to 2050 Motors’ stockholders, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:

George Hedrick,

President

2050 Motors, Inc.

(702) 591-6029

info@2050motors.com